EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT

        THIS AGREEMENT, dated as of February 28, 1996, is by and between Eagle Telecom International, Inc., a Delaware corporation (the "Purchaser") and Eagle Telecom International, Inc. a Texas corporation ("Seller").

                              W I T N E S S E T H:

        WHEREAS, Seller desires to sell, and Purchaser desires to purchase, certain of Seller's assets;

        NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                PURCHASE AND SALE

        1.01 SALE AND PURCHASE OF ASSETS. Subject to and upon the terms and conditions contained herein, at the Closing (as hereinafter defined), Seller shall sell, transfer, assign, convey and deliver to Purchaser all of the Assets (as defined in this section below) set forth in the location (or attributed to the location) described in EXHIBIT 1.01(A), free and clear of all liens, claims and encumbrances, except for the liabilities set forth in Section 1.04, and Purchaser shall purchase, accept and acquire from Seller, the following:

                  (a) Fixed Assets. All of Seller's fixed assets, furniture, equipment, leasehold improvements and supplies necessary and desirable for the continued operation of Seller's business, as set forth in Exhibit 1.01(b) ("Fixed Assets").

                  (b) Inventory. All of Seller's inventory necessary and desirable for the continued operation of Seller's business, as set forth in
EXHIBIT 1.01(C).

                  (c) Intellectual Property. All of Seller's intellectual property necessary and desirable for the continued operation of Seller's business ("Intellectual Property"), including, but not limited to, (i) patents, patent applications, patent disclosures, and improvements thereto, (ii) licenses, trademarks, service marks, trade dress, logos, trade names, and corporate and company names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) computer software, data, and documentation, (v) trade secrets and confidential business information (including ideas, formulas, compositions, inventions [whether patentable or unpatentable and whether or not reduced to practice], know-how, processes and techniques, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (vi) other proprietary rights, and (vii) copies and tangible embodiments thereof (in whatever form or medium) and (viii) licenses, permits and registrations issued by the FCC.

                  (d) Contracts, Agreements, Instruments. All of Seller's contracts, agreements and instruments necessary and desirable for the continued operation of Seller's business, as set forth in Section 1.01(d) ("Properties and Contracts").

                  (e) Prepayments. All of Seller's prepayments less actual materials purchased and paid for. All deposits in place as listed in Section 1.01(e).

                  (f) Accounts. All of Seller's accounts receivable, subject to
Section 1.03(b), as set forth in Exhibit 1.01(f).

                  (g) Records. All of Seller's current and active records, files and papers pertaining to the assets described in Subsections (a) through (f) above, including customer files, customer credit histories and other data necessary and desirable for the continued operation of Seller's business (the "Records").

        All of the assets described in Subsections (a) through (g) above are hereinafter collectively referred to as the "Assets."

        1.02 CLOSING. The closing of the transactions contemplated hereby (the "Closing") shall only occur at such place and time as the parties agree, but no later than 5 days after the signature of this agreement.

        1.03 TERMS OF ACQUISITION. On the basis of the representations, warranties, covenants, and agreements contained in this Agreement and subject to the terms and conditions of this Agreement, the total purchase price for the Assets ("Total Purchase Price") shall be:

        a. Purchaser shall deliver at the Closing a cashiers check or immediately available funds in the amount of $250,000 payable to Seller, less all prepayments and adjustments as defined in
                  Section 1.01(e).

        b. Purchaser shall utilize its best efforts to collect all accounts receivable specified in Exhibit 1.01(f) outstanding at Closing in full, without discount or offset of any kind or character, and shall remit to Seller, within seven days of receipt of good funds, sixty percent (60%) of same, net of 60% of sales commission, if any, if, as and when received. Purchaser shall provide Seller, at Seller's request, with a monthly report of the status of such accounts receivable. Seller, at its sole cost and expense, shall have the right to audit the books and records of Purchaser to determine the status of such accounts receivable until all have been paid. Purchaser's obligation shall be secured by a properly executed and recorded financing statement.

        c. Seller will bring all accounts payable (materials as well as other normal accounts payable) specified in Exhibit 1.03(c), to a net-30 basis as of February 29, 1996.

        d. Purchaser shall pay to Seller three percent (3%) of all gross sales actually collected by Purchaser (including any affiliate of Purchaser, as such term is defined in the Securities Act of
                  1933) to Lucent Technology, its predecessor, successors and assigns, in connection with business currently conducted by Seller, or contemplated to be conducted by Purchaser, and Lucent Technology, within thirty days of receipt of good funds from any such sale and continuing for a period of two years from the date of the first such collection. Purchaser shall provide Seller with a quarterly report of the status of such sales, upon Seller's request. Seller, at its sole cost and expense, shall have the right to audit the books and records of Purchaser to determine the status of such sales until all have been paid. This purchaser's obligation shall be secured by a properly executed and recorded financing statement.

        e. At closing, Eagle Aerospace, Inc. will assign to Purchaser the UBEL contract for no cash consideration other than the assumption of all obligations under such contract.

        1.04 ASSUMPTION OF LIABILITIES. Purchaser shall assume and timely perform those liabilities and obligations which are not disputed in good faith that are listed in EXHIBIT 1.04 hereto, and Seller shall assign its rights associated therewith ("Assumed Liabilities").

        1.05 INSTRUMENTS OF TRANSFER; FURTHER ASSURANCES. In order to consummate the transactions contemplated hereby, the following documents shall be delivered:

        (a) At the Closing, Seller shall deliver to Purchaser a Bill of Sale in the form attached as EXHIBIT 1.05(A) hereto.

        (b) At the Closing, Purchaser shall deliver to Seller appropriate documentation to reflect the security interests described in
                  Section 1.03(b) and (d), attached as EXHIBIT 1.05(B) hereto.

        (c) At the Closing, all officers and directors of Seller, except for H. Dean Cubley, shall enter into a non-competition agreement in the form attached hereto as EXHIBIT 1.05(C).

        (d) At Closing, Seller shall file an amendment to its Articles of Incorporation with the State of Texas changing its name to exclude the phrase "Eagle Telecom International."

        1.06      SELLER'S  INDEMNITY AGAINST LIABILITIES.

                  a. Seller agrees to indemnify and hold harmless the Purchaser and its respective officers, directors, ,employees, counsel, agents, and , in each case past, present, or as they may exist at any time after the date of this Agreement ("Purchaser Indemnitees") against and in respect of any and all claims, suits, actions, proceedings (formal or informal), investigations, judgments, deficiencies (including federal, state and local tax liabilities, penalties and interest), damages, settlements, liabilities, negligence and reasonably incurred legal and other expenses (including legal fees and expenses of counsel chosen by any Purchaser Indemnitee) as and when incurred arising out of or based upon any material breach of any representation, warranty, condition, covenant, or agreement of Seller contained in this Agreement.

                  b. The Purchaser Indemnitee shall give Seller prompt notice of any claim asserted or threatened against any Purchaser Indemnitee on the basis of which such Purchaser Indemnitee intends to seek indemnification from Seller as herein provided.

        1.07      PURCHASER INDEMNITY AGAINST LIABILITIES.

                  a. Purchaser agrees to indemnify and hold harmless the Seller and its officers, directors, employees, counsel, agents, stockholders, in any case past, present, or as they may exist any time after the date of this Agreement ("Seller's Indemnitees") against and in respect of any and all claims, suits, actions, proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including legal fees and expenses of counsel chosen by Seller) as and when incurred arising out of or based upon any material breach of any representation, warranty, condition, covenant, or agreement of Purchaser.

                  b. The Seller shall give Purchaser prompt notice of any claim asserted or threatened against Seller on the basis of which such Seller intends to seek indemnification from Purchaser as herein provided.

        1.08 RIGHT OF PURCHASER TO SET-OFF. Without limiting such other rights as the Purchaser may have, if, prior to the time all consideration is delivered pursuant to Section 1.03, the Purchaser has learned of a material and indemnifiable breach of any representation, warranty, condition, covenant, or agreement of Seller contained in this Agreement or exhibit hereto, the Purchaser in its discretion can by written notice to Seller deduct from the amount of the consideration set forth in 1.03 at such time an amount the value of which is equal to the aggregate of the amount of losses, deficiencies, damages, and legal and other expenses (including legal fees and expenses of counsel chosen by any Purchaser) reasonably incurred by Purchaser in connection with claims, suits, actions, proceedings (formal or informal), investigations, judgments, or settlements as a result of, or to remedy a situation or circumstance caused by, such breach. Purchaser shall make no such settlement without seller's written approval, which approval may not be unreasonably witheld.

                                   ARTICLE II

                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

        Purchaser represents and warrants to Seller and Stockholder that the following are true and correct as of this date and will be true and correct through the Closing Date as if made on that date:

        2.01 PURCHASER'S ORGANIZATION AND QUALIFICATION. Purchaser is a Delaware Corporation duly organized, validly existing, with all requisite power and authority to conduct its business and is not in breach of, or in default with respect to, any term of its Delaware company organizational documents, except where such breach would not have a material adverse effect. As identified in exhibit 2.01 purchaser has obtained all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging, except where the failure to do so would not have a material adverse effect. Purchaser is duly qualified to transact the business in which it is engaged in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary, except where the failure to do so would not have a material adverse effect.

        2.02 AUTHORITY. Purchaser has all requisite corporate power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of Purchaser have been duly taken to authorize the execution, delivery, and performance of this Agreement by Purchaser. This Agreement and all exhibits hereto have been duly authorized, executed, and delivered by Purchaser, constitutes the legal, valid, and binding obligation of Purchaser and is enforceable as to it in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by Purchaser for the execution, delivery, or performance of this Agreement and exhibits by Purchaser. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which Purchaser is a party, or to which it or any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement and exhibits; and, except where such breach would not have a material adverse effect, the execution, delivery, and performance of this Agreement and exhibits will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any term of any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or bylaws of Purchaser, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Purchaser or to which any of its operations, business, properties, or assets are subject.

        2.03      DUE DILLIGENCE

     Purchaser has conducted due dilligence on the affairs, books, and records requested of seller and is not aware of any mistatement, misrepresentation or default of seller relevent to the subject matter of this agreement.

        2.04      FINANCIAL CONDITION





        2.05      ARTICLES OF INCORPORATION AND BYLAWS

        The articles of incorporation and by-laws of Purchaser and all amendments thereto; (See Exhibit 2.05)

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller represents and warrants that the following are true and correct as of this date and will be true and correct through the Closing Date as if made on that date:

        3.01 ORGANIZATION AND QUALIFICATION. Seller does not own any interest in any other business enterprise or legal entity, except as disclosed in Exhibit
3.01. Exhibit 3.01 also correctly sets forth as to Seller its place of formation, principal place of business, and jurisdictions in which it is qualified to do business. Seller is a Texas company duly organized, validly existing, with all requisite power and authority to conduct its business and is not in breach of, or in default with respect to, any term of its Texas company organizational documents, except where such breach would not have a material adverse effect. Seller has obtained all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging, except where the failure to do so would not have a material adverse effect. Seller is duly qualified to transact the business in which it is engaged in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary, except where the failure to do so would not have a material adverse effect.

        3.02 FINANCIAL CONDITION. Seller has delivered to Purchaser true and correct copies of the following: the unaudited balance sheet, statement of income, and statement of cash flows of Seller for the fiscal years ended December 31, 1995 and 1994; and an unaudited balance sheet ("Seller Last Balance Sheet"), statement of income for the one month ended January 31, 1996 ("Seller Last Balance Sheet Date"). Each such balance sheet presents fairly the financial condition, assets and liabilities of Seller as of its date; each such statement of income presents fairly the results of operations of Seller for the period indicated and each statement of cash flows represents fairly the information purported to be shown therein. The financial statements referred to in this
Section 3.02 have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved,and except as specified in Exhibit 3.02, and, except for statement of cashflows which is omitted in the one month ending January 31,1996 time periods, and to the Seller's knowledge are correct and complete in all material respects, and are in accordance with the books and records of Seller. Since January 31, 1996:

        (a) There has been no material adverse change in the financial condition, results of operations, business, properties, assets, accounts receivable, accounts payable, liabilities, or future prospects of Seller;

        (b) Seller has not authorized, declared, paid or effected any dividend or liquidation or other distribution in respect of its capital stock or other equity interest or any direct or indirect redemption, purchase or other acquisition of any equity interest of Seller, out of the ordinary course of business;

        (c) The operations of Seller have been conducted in all respects only in the ordinary course of business;

        (d) Seller has not suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value; and

        (e) There has been no accepted purchase order or quotation, arrangement or understanding for future sale of the products or services of Seller out of the ordinary course of business.

Except as identified herein and in the attached Exhibits, there is no fact, circumstance or event known to Seller which could have a material adverse effect, or in the future may have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Seller; provided, however, that Seller express no opinion as to political, business or economic matters of general applicability.

        3.03 TAX AND OTHER LIABILITIES. Seller does not have any present liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local, or foreign taxes , which could have a material adverse effect upon Seller, other than the following:

        (a) Liabilities for which full provision has been made on the Seller Last Balance Sheet as of the Seller Last Balance Sheet Date; and

        (b) Other liabilities arising since the Seller Last Balance Sheet Date and prior to the Closing in the ordinary course of business which are not inconsistent with the representations and warranties of Seller or any other provision of this Agreement.

        (c)       Liabilities to customers and suppliers identified herein.

Without limiting the generality of the foregoing, the amounts set forth as provisions for taxes on the Seller Last Balance Sheet are sufficient for all accrued and unpaid taxes of Seller, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the Seller Last Balance Sheet Date or now in effect, for the period ended on such date and for all fiscal years prior thereto. Seller has filed all applicable tax returns required to be filed by it or has obtained applicable extensions and are not delinquent with respect to such extensions; have paid (or have established on the Seller Last Balance Sheet a reserve for) all taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises, which are due and payable and have delivered to Seller a true and correct copy of any report as to adjustments received by Seller from any taxing authority during the past five years and a statement as to any litigation, governmental or other proceeding (formal or informal), or investigation pending.

        3.04 LITIGATION AND CLAIMS. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, or to Seller's knowledge, threatened (or any basis therefor known to Seller ) with respect to Seller, (as it relates to the business of Seller), or any of its business, properties, or assets, except as set forth on Exhibit 3.04. Seller is not affected by any present or threatened strike or other labor disturbance nor to the knowledge of Seller, is any union attempting to represent any employee of Seller as collective bargaining agent. To the knowledge of Seller, Seller is not in material violation of, or in material default with respect to, any law, rule, regulation, order, judgment, or decree, nor is Seller, , required to take any action in order to avoid such violation or default.

        3.05 PROPERTIES. Seller has good and marketable title to all properties and assets used in its business or owned by it (except such real and other property and assets as are held pursuant to leases or licenses described in Exhibit 3.05), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as are disclosed in Exhibit 3.05 or disclosed on the Seller Last Balance Sheet).

        (a)       Attached as Exhibits 3.05, and 1.01(b). 1.01(c), 1.01(d),
                  1.01(e), 1.01(f), ) is a true and complete list of all properties and assets owned, leased, or licensed by Seller having an individual or aggregate value of $10,000 or more, including with respect to such properties and assets leased or licensed by Seller, a description of such lease or license. All such properties and assets owned by Seller are reflected on the Seller Last Balance Sheet. All properties and assets owned, leased, or licensed by Seller are in good and usable condition (reasonable wear and tear, which is not such as to have a material adverse effect on the operation of the business of Seller, excepted);

        (b) The properties and assets owned, leased, or licensed by Seller constitute all such properties and assets currently used to conduct the business of Seller; and

        (c) Except as identified in exhibit 3.05 item 1, no real property owned, leased or licensed by Seller lies in an area which is, to the knowledge of Seller or will be subjected to zoning, use or building code restrictions which would prohibit, and no stated facts relating to the actions or inaction of another person or entity of his or its ownership, licensing, leasing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing or use of such real property in the business in which Seller is now engaged or the business in which it contemplates engaging.

        3.06 CONTRACTS, AGREEMENTS AND INSTRUMENTS. Exhibit 1.01(d) accurately and completely sets forth the information required to be contained therein. Seller has furnished to Purchaser:

        (a) The articles of incorporation and by-laws of Seller and all amendments thereto; (See Exhibit 3.01)

        (b) True and correct copies of all material contracts (Exhibit 1.01(d)), firm customer purchase orders (Exhibit 3.06), quotations (Exhibit 3.08), breakdown of accounts receivable (Exhibit 1.01(f)), accounts payable (Exhibit 1.03(c)), agreements and other instruments referred to in Exhibit 1.01(d);

        (c) True and correct copies of all material leases (Exhibit 3.05) and licenses referred to in Exhibits 3.12; and

        (d) True and correct written descriptions of all service, material supply, distribution, agency, financing, or other arrangements or understandings referred to in Exhibit 1.01(d).

Except for matters which, in the aggregate, would not have a material adverse effect or are otherwise disclosed in this Agreement, to the knowledge of Seller, , no other party to any such contract, agreement, instrument, lease, or license is now in violation or breach of, or in default with respect to complying with, any material provision thereof, and each such contract, agreement, instrument, lease, or license contained in exhibits hereto is in full force and effect and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms. Each such service, supply, distribution, agency, financing, or other arrangement or understanding contained in the exhibits hereto is a valid and continuing arrangement or understanding, except for matters which, in the aggregate, would not have a material adverse effect; neither Seller, nor any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way contained in the exhibits hereto, except for matters which, in the aggregate, would not have a material adverse effect. Except as disclosed in appropriate exhibits attached hereto, Seller has not engaged since its formation in, is engaging in, or intends to engage in any transaction with, or has had since its formation, now has, or intends to have any contract, agreement, lease, license, arrangement, or understanding with, any Stockholder or employee of Seller (except for employment agreements listed in Exhibit 1.01(d) in each case with such Stockholder and employees who are not relatives or affiliates described in the next clause), any relative or affiliate of any Stockholder or of any employee of Seller, or any other partnership or enterprise in which any Stockholder or employee of Seller, or any such relative or affiliate then had or now has a 5% or greater interest or other substantial interest, other than contracts and agreements listed and so specified in Exhibit 1.01(d). Seller is not a member of a customer or user organization or of a trade association which relationship would be materially affected by the execution and Closing of this Agreement.

        3.07 INTELLECTUAL PROPERTY. Seller does not own or have pending, or is licensed under, any patent, patent application, trademark, trademark application, trade name, service mark, copyright, franchise, license, permit, Intellectual Property or operating licenses, intangible property or asset, other than as described in Exhibit 3.07, all of which are in good standing and uncontested. Neither any Stockholder, any employee of Seller, any relative or affiliate of any Stockholder or of any such employee, nor any other partnership or enterprise in which any Stockholder, any such employee, or any such relative or affiliate had or now has a five percent or greater Stockholder Interest or other substantial interest, possesses any Intellectual Property, Operating License, licenses, permits, intangible property or asset which relates to the business of Seller. There is no right under any Intellectual Property, Operating License, licenses, permits, intangible property or assets reasonably necessary to the business of Seller as presently conducted or as it contemplates conducting, except such as are so designated in Exhibit 3.07. To the knowledge of Seller , Seller has not infringed, is not infringing, or has not received notice of infringement on the Intellectual Property of others. To the knowledge of Seller, there is no infringement by others of the Intellectual Property of Seller.

        3.08 QUESTIONABLE PAYMENTS. To the knowledge of Seller, neither Seller, its agents, employees, or any other persons associated with or acting on behalf of Seller has, directly or indirectly:

        (a) Used any Seller funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity;

        (b) Made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds;

        (c)       Violated any provision of the Foreign Corrupt Practices Act of
                  1977;

        (d) Established or maintained any unlawful or unrecorded fund of corporate monies or other assets;

        (e) Made any false or fictitious entry on the books or records of Seller;

        (f) Made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; or

        (g) Made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

        3.09 AUTHORITY. Seller has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of Seller have been duly taken to authorize the execution, delivery, and performance of this Agreement by Seller. This Agreement and all exhibits hereto have been duly authorized, executed, and delivered by Seller, have been duly executed and delivered, and constitutes the legal, valid, and binding obligation of Seller , and is enforceable as to them in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by Seller, for the execution, delivery, or performance of this Agreement and exhibits by Seller
 . No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which Seller is a party, or to which it or they or any of its or their properties or assets are subject, is required for the execution, delivery, or performance of this Agreement and exhibits (except (i) such consents referred to in Exhibit 1.01(d) as having been obtained at or prior to the date of this Agreement, true and correct copies of which have been delivered to Purchaser or (ii) where the failure to obtain such consents would not have a material adverse effect); and, except where such breach would not have a material adverse effect, the execution, delivery, and performance of this Agreement and exhibits will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any term of any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the articles of incorporation or by-laws, as amended, of Seller or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Seller. Upon the Closing, Purchaser will have good title, free and clear of all liens, encumbrances and charges, to all of the Assets except as identified herein.

        3.10      ENVIRONMENT, HEALTH, AND SAFETY.

        (a) To the knowledge of the Seller, Seller has complied with all environmental, health and safety laws, except where such non-compliance would not have a material adverse effect, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, Seller has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all environmental, health and safety laws, except where such non-compliance would not have a material adverse effect; and

        (b) To the knowledge of the Seller, Seller does not have any material liability for damage to any site, location or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any environmental, health and safety law, except such damage that would not have a material adverse effect.

        3.11 COMPLETENESS OF DISCLOSURE. To the best knowledge of the Seller, no representation or warranty by Seller in this Agreement contains or on the date of the Closing will contain any untrue statement of a material fact or omits or on the Closing Date will omit to state a material fact necessary to make the statements made not misleading, except for changes beyond the control of Seller or unless disclosed by Seller prior to Closing.

        3.12 OPERATING LICENSES. Set forth on Exhibit 3.12 hereto is a description of each Operating License or permit required for the conduct of the business of Seller, together with the name of the government agency or entity issuing such license or permit. Such licenses and permits are valid and in full force and effect, and will not be terminated or otherwise adversely affected by the consummation of the transactions contemplated hereby. Set forth on Exhibit 3.12 is a description of work in progress for which FCC licenses must be obtained.

                                   ARTICLE IV

                        PURCHASER'S CONDITIONS PRECEDENT

        Except as may be waived in writing by Purchaser, the obligations of Purchaser hereunder are subject to the fulfillment at or prior to the Closing of each of the following conditions:

        4.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained herein shall be true and correct in all material respects as of the Closing, and Purchaser shall not have discovered any material error, misstatement or omission therein.

        4.02 COVENANTS. Seller shall have performed and complied with all covenants or conditions required by this Agreement to be performed and complied with by them prior to the Closing.

        4.03 PROCEEDINGS. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

                                    ARTICLE V

                          SELLER'S CONDITIONS PRECEDENT

        Except as may be waived in writing by Seller the obligations of Seller hereunder are subject to fulfillment at or prior to the Closing of each of the following conditions:

        5.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained herein shall be true and correct in all material respects as of the Closing, subject to any changes contemplated by this Agreement, and Seller shall not have discovered any material error, misstatement or omission therein.

        5.02 COVENANTS. Purchaser shall have performed and complied in all material respects with all covenants or conditions required by this Agreement to be performed and complied with by it prior to the Closing.

        5.03 PROCEEDINGS. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

                                   ARTICLE VI

                                  MISCELLANEOUS

        6.01 AMENDMENT. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

        6.02 ASSIGNMENT. This Agreement and any right created hereby shall be assignable by Purchaser and Seller.

        6.03 NOTICE. Any notice or communication must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person. Such notice shall be deemed received on the date on which it is hand-delivered or on the third business day following the date on which it is so mailed.

        6.04 CONFIDENTIALITY. The parties shall keep this Agreement and its terms confidential, but any party may make such disclosure after the Closing as it reasonably considers prudent, but each party will notify the other parties in advance of any such disclosure. In the event that the transactions contemplated by this Agreement are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the affairs of the other parties, except for information which is required by law to be disclosed.

        6.05 ENTIRE AGREEMENT. This Agreement and the exhibits hereto supersede all prior agreements and understandings relating to the subject matter hereof, except that the obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this Section.

        6.06 COSTS, EXPENSES AND LEGAL FEES. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorney fees).

        6.07 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, provided the same can be done without materially altering the purposes and intent of the parties. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, provided this does not materially alter the purposes and intent of the parties

        6.08 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants contained herein shall survive the Closing and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of Seller or Purchaser pursuant to this Agreement shall be deemed to have been representations and warranties by Seller or Purchaser, as the case may be, and shall survive the Closing and any investigation made by any party hereto or on its behalf.

        6.09 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Texas.

        6.10 BULK TRANSFER LAWS. The parties hereto waive compliance in all respects with any applicable bulk transfer laws.

        6.11 TERMINATION. Prior to closing, this Agreement may be terminated on the earlier to occur of: (i) mutual agreement of the Board of Directors of Seller and Purchaser; (ii) the unilateral decision of the Board of Directors of Seller and Purchaser; or (iii) 5 days after the signing of the agreement. Any such termination will be without fault, damage or penalty, monetarily or otherwise, to any Party to this Agreement.

        6.12      LIMITATIONS OF PRESENTATIONS AND WARRANTIES

                  Not Withstanding anything expressed or implied in or by this agreement to the contrary, all representations and warranties of the parties contained herein are limited to "the best of the parties respective knowledge and belief, after having made a reasonable review of relevant matters.

                                              SELLER:

                                              EAGLE TELECOM INTERNATIONAL, INC.
                                              a Texas corporation

                                              By: /s/ J. THOMAS MILTON
                                              Name:   J. Thomas Milton
                                              Title: President

                                              PURCHASER:

                                              EAGLE TELECOM INTERNATIONAL, INC.,
                                              a Delaware Company

                                              By: /s/ H. DEAN CUBLEY
                                              Name:   H. Dean Cubley
                                              Title: Preisdent/CEO

                                LIST OF EXHIBITS
                                                                      Exhibit
                                                                        NO.
                                                                      -------
List of Locations......................................................1.01(a)

List of Fixed Assets...................................................1.01(b)

List of Inventory......................................................1.01(c)

List of Contracts, Agreements, Instruments.............................1.01(d)

Employee Contracts.....................................................1.01(da)

List of Prepayments and Adjustments.....................................1.01(e)

List of Accounts Receivable.............................................1.01(f)

List of Accounts Payable................................................1.03(c)

Assumed Liabilities.....................................................1.04

Bill of Sale............................................................1.05(a)

UCC Documentation.......................................................1.05(b)

Non-Competition Agreement...............................................1.05(c)

Organization and Qualification - Purchaser..............................2.01

Financial Condition-Purchaser...........................................2.04

Articles of Incorporation and Bylaws....................................2.05

Organization and Qualification - Seller.................................3.01

Financial Condition - Seller............................................3.02

Litigation and Claims...................................................3.04

Potentially Adverse Matters.............................................3.04 (a)

Properties and Leases (held by lease or license)........................3.05

Firm Customer Purchase Orders...........................................3.06

Intellectual Property...................................................3.07

Quotations..............................................................3.08

Operating Licenses......................................................3.12